EXHIBIT 99.1

  For Immediate Release

               ACTERNA CORPORATION REPORTS SECOND-QUARTER RESULTS

     GERMANTOWN, MD--October 30, 2002--Acterna Corporation (Nasdaq: ACTR), the parent company of Acterna, Itronix Corporation and da Vinci Systems, reported its results for the second quarter of fiscal 2003, ended September 30, 2002.

     Net sales for the second quarter of fiscal 2003 were $164 million, down 45 percent from the same period last year and down 4 percent from last quarter, on an as reported basis. Net sales were down 43 percent from $285 million on a pro forma basis (which adjusts for the ICS Advent disposition in October 2001) from the same period last year. Net sales of communications test products were $125 million, which compared to $244 million for same period last year and $136 million in the first quarter of fiscal year 2003.

     Orders were $189 million in the second quarter, which, on a pro forma basis, were up 10 percent from the same period last year and up 20 percent sequentially. Communications test orders were $112 million, down 6 percent from the previous quarter, and down 27 percent from the same period last year. Itronix orders were significant in the quarter at $73 million, compared to $33 million last quarter and $14 million in the same period last year, primarily as a result of a large order from Sears, Roebuck and Co.

     For the second quarter of fiscal 2003, the company reported a net loss of $284 million, or a loss of $1.48 per share, which includes a restructuring charge of $19 million and several one-time gains and charges. The restructuring charge resulted from severance and outplacement costs associated with Acterna's previously announced cost-cutting initiatives and charges for facilities the company has previously said it will close. The one-time gains and charges also include the following items:

          . a gain of $75 million, net of tax of $50 million, on the sale of Airshow to Rockwell Collins on August 9, 2002;
          . a gain of $50 million, net of tax of $28 million and net of a small loss on the retirement of senior debt, on the company's successful tender of $106 million of its 9.75 percent bonds;
          . a loss of $2.6 million, net of tax benefit of $2.2 million, from discontinued operations;
          . a charge of $388 million for goodwill and other asset impairment in the communications test unit; and
          . an excess inventory charge of $14.5 million, which is comprised of $9.5 million of inventory reserves and $5 million of purchase commitments related to suppliers, and is primarily related to the optical transport business.

     The company also reported a tax benefit from the loss from continuing operations of $49 million. Excluding all special gains and charges, except for the restructuring charge, and excluding the tax benefit from continuing operations, the loss per share is $0.28, within the guidance of negative $0.26-$0.28 the company provided for the quarter on a comparable basis. For the same period a year ago, the company reported a net loss of $148 million or $0.77 per share.

     Gross margin for the second quarter was 42 percent, versus 50 percent last quarter and 57 percent for the year ago quarter on a pro forma basis. Adjusting for the $14.5 million inventory charge, gross margin for the quarter was 51 percent.

     In response to the continued industry downturn and new capital spending reductions recently reported by several key customers, Acterna said it would further reduce its workforce by approximately 350 positions, or 10 percent of its employment base. These reductions are designed to size the company to the lower level of revenue resulting from our customers' continued capital spending reductions. The company expects to realize $40 million in annualized savings and to take a restructuring charge of approximately $20 million related to these actions and the restructuring announced on September 4, 2002. Acterna expects to record $15 million of this charge in the third quarter and the remainder in the fourth quarter of this fiscal year.

     "We continue to navigate through very difficult market conditions and are taking those steps that we believe best position Acterna for resumed growth when the industry recovery begins," said John Peeler, president of Acterna Corporation. "Cost cutting remains a priority for Acterna as we size our business to reflect declining revenue in our communications test segment"

     Operating expenses for the quarter were $95 million, down 13 percent sequentially and 36 percent from the same period last year on a comparable basis. As of September 30, 2002, Acterna Corporation's total employment was approximately 3,590 compared to 4,460 at the end of last quarter and 5,900 in the year-ago quarter. The headcount reduction of 870 since the first quarter is comprised of a 460 employee reduction resulting from recently divested businesses and a 410 staff reduction primarily from severance and attrition.

     As of September 30, 2002, the company had liquidity of $94 million, comprised of $32 million of cash and unused borrowing capacity of $62 million under its $175 million revolving credit facility. The company had total debt of $893 million at the end of the quarter. During the quarter the company reduced its term debt by $234 million, which reduces annual interest expense by $17 million.

     "The company is focused on improving its balance sheet and preserving liquidity to ensure we can continue to provide the highest quality products and service levels to our customers," said Ned Lautenbach, Acterna Corporation Chairman and CEO.

     Six Months Results
     For the first-half of fiscal 2003, net sales were $334 million, compared to net sales of $638 million for the same period last year on an as reported basis. The loss per share for the first six months was $1.69, which compared to a loss per share of $0.80 in the same period the prior year.

     Third Quarter Fiscal Year 2003 Quarter Management Outlook
     Management guidance for its third quarter ending December 31, 2002 is revenue of $175 - $185 million and a per share loss of $0.21 - $0.23 on an as reported basis, which includes an estimated $15 million restructuring charge.

     About Acterna Corporation
     Based in Germantown, Maryland, Acterna Corporation (NASDAQ: ACTR) is the holding company for Acterna, da Vinci Systems and Itronix. Acterna is the world's second largest communications test and management company. The company offers instruments, systems, software and services used by service providers, equipment manufacturers and enterprise users to test and optimize performance of their optical transport, access, cable, data/IP and wireless networks and services. Itronix sells ruggedized computing devices for field service applications to a range of industries, while da Vinci Systems designs and markets video color correction systems to the video postproduction industry. Additional information on Acterna is available at http://www.acterna.com.

     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements reflect the company's current judgment on the matters addressed by these statements. However, because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual events and the company's results to differ materially. Important factors that could cause actual events and the company's results to differ materially are described in the company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

     Note to Investors and Media
     Acterna Corporation management will discuss its fourth quarter results on a conference call on Wednesday, October 30 at 7:30 AM EDT. A webcast of the conference call will be available to all interested parties on the Acterna website at www.acterna.com under the "Investor Relations" section.


     Contact:
     Investors:  Mike Rhine, 240-404-1823
     Media:      Jim Monroe, 240-404-1922

                               Acterna Corporation
                      Consolidated Statements of Operations
                                   (Unaudited)
                 Dollars in thousands, except per share amounts


                                                                       Three Months Ended                   Six Months Ended
                                                                 -----------------------------     --------------------------------
                                                                 Sept 30, 2002   Sept 30, 2001     Sept 30, 2002      Sept 30, 2001
                                                                 -------------   -------------     -------------      -------------

Net sales                                                        $     163,941   $     298,895     $     334,286      $     637,814
Cost of sales                                                           95,374         135,460           181,809            283,063
                                                                 -----------------------------     --------------------------------
Gross margin                                                            68,567         163,435           152,477            354,751
Selling, general & administrative expense                               70,555         113,681           151,672            238,528
Product development expense                                             27,132          40,033            57,746             81,240
Impairment of goodwill and other assets                                388,396          17,918           388,396             17,918
Restructuring                                                           19,215           7,045            25,372              7,045
Amortization of intangibles                                                259          10,599               522             22,151
                                                                 -----------------------------     --------------------------------
    Total operating expenses                                           505,557         189,276           623,708            366,882
                                                                 -----------------------------     --------------------------------
Operating loss                                                        (436,990)        (25,841)         (471,231)           (12,131)
Interest expense                                                       (19,257)        (24,698)          (41,554)           (50,976)
Interest income                                                            136             893               208              1,377
Other income (expense), net                                                 89          (3,445)           (1,387)            (5,273)
                                                                 -----------------------------     --------------------------------
Loss from continuing operations before income taxes and
 extraordinary items                                                  (456,022)        (53,091)         (513,964)           (67,003)
(Benefit) provision for income taxes                                   (49,342)         84,008           (66,261)            79,119
                                                                 -----------------------------     --------------------------------
Loss from continuing operations before extraordinary items            (406,680)       (137,099)         (447,703)          (146,122)
Discontinued operations
  Loss from discontinued operations, net of tax                         (2,625)        (10,422)           (1,513)            (7,550)
  Gain on sale of discontinued operations, net of tax
    expense of $50,405                                                  74,902                            74,902
                                                                 -----------------------------     --------------------------------
Loss before extraordinary item                                        (334,403)       (147,521)         (374,314)          (153,672)
Extraordinary item, gain on early extinguishment of debt,
 net of tax expense of $27,852                                          50,082                            50,082
                                                                 -----------------------------     --------------------------------
Net income (loss)                                                     (284,321)       (147,521)         (324,232)          (153,672)
                                                                 =============================     ================================

Income (loss) per common share - basic and diluted
   Continuing operations                                                 (2.12)          (0.71)            (2.33)             (0.76)
   Discontinued operations                                                0.38           (0.06)             0.38              (0.04)
   Extraordinary item                                                     0.26              -               0.26                 -
                                                                 -----------------------------     --------------------------------
Net loss per common share - basic and diluted                           ($1.48)         ($0.77)           ($1.69)            ($0.80)
                                                                 =============================     ================================
Weighted average number of common shares - Basic and diluted           192,248         191,889           192,248            191,538
                                                                 =============================     ================================

                               Acterna Corporation
                           Consolidated Balance Sheets
                                   (Unaudited)
                              Dollars in Thousands

                                                                   September 30,    March 31,
                                                                       2002           2002
                                                                   -------------  ------------
ASSETS
    Cash and cash equivalents                                      $    32,041    $    42,739
    Accounts receivable, net                                            98,910        119,246
    Inventories, net                                                    92,430        108,739
    Deferred income taxes                                               21,650         18,878
    Other current assets                                                35,429        107,733
    Current assets of discontinued operations held for sale                            15,430
                                                                   -----------    -----------
            Total current assets                                       280,460        412,765
    Property, plant, and equipment, net                                110,670        118,213
    Goodwill and other intangible assets, net                           34,638        410,750
    Other assets                                                        35,583         46,561
    Long-term assets of discontinued operations held for sale                          26,267
                                                                   -----------    -----------
            Total assets                                           $   461,351    $ 1,014,556
                                                                   ===========    ===========
LIABILITIES & STOCKHOLDERS' DEFICIT
    Notes payable                                                  $     1,886    $     2,523
    Current portion of long-term debt                                   18,768         28,937
    Accounts payable                                                    51,127         68,262
    Other current liabilities                                          181,868        198,773
    Current liabilities of discontinued operations held for sale                       10,644
                                                                   -----------    -----------
            Total current liabilities                                  253,649        309,139
    Long-term debt                                                     792,034        979,187
    Long-term notes payable                                             80,319         76,875
    Deferred income taxes                                               19,565         17,581
    Other long-term liabilities                                         69,584         68,549
    Total stockholders' deficit                                       (753,800)      (436,775)
                                                                   -----------    -----------
Total liabilities and stockholders' deficit                        $   461,351    $ 1,014,556
                                                                   ===========    ===========

                               Acterna Corporation
                        Pro Forma Statement of Operations
                                   (Unaudited)
                      Earnings Before Interest, Taxes, and
                 Amortization Excluding Special Charges (EBITA)
                              Dollars in Thousands

                                                   Three Months Ended                     Six Months Ended
                                            -------------------------------       --------------------------------
                                            Sept 30, 2002     Sept 30, 2001       Sept 30, 2002      Sept 30, 2001
                                            -------------     -------------       -------------      -------------
Net sales                                   $     163,941     $     284,972       $     334,286      $     606,102
Cost of sales                                      95,123           123,456             181,162            255,156
                                            -------------------------------       --------------------------------
Gross margin                                       68,818           161,516             153,124            350,946
Selling, general & administrative expense          68,351           106,175             145,834            217,879
Product development expense                        26,455            37,741              55,996             76,154
Other (income) expense                                (89)            3,445               1,387              5,273
                                            --------------    -------------       -------------      -------------
                                                   94,717           147,361             203,217            299,306
                                            -------------------------------       --------------------------------
EBITA                                             (25,899)           14,155             (50,093)            51,640
                                            ===============================       ================================
Reconciliation to Operating Loss:

EBITA                                             (25,899)           14,155             (50,093)            51,640
Charges excluded From EBITA
EBITA ICS                                               0            (2,149)                  0             (4,943)
Amortization of unearned compensation              (2,984)           (5,245)             (7,707)           (11,787)
Amortization of intangibles                          (259)          (10,599)               (522)           (22,151)
Impairment of goodwill and other assets          (388,396)          (17,918)           (388,396)           (17,918)
WWG Restructuring and other Charges                     0              (485)                  0               (485)
One-Time and other Special Charges                      0                 0                   0             (4,715)
Restructuring                                     (19,215)           (7,045)            (25,372)            (7,045)
Other charges                                        (148)                0                (528)                 0
Plus Other (income) expenses                          (89)            3,445               1,387              5,273
                                            ----------------------------------------------------------------------
Total excluded from EBITA                        (411,091)          (39,996)           (421,138)           (63,771)
                                            ----------------------------------------------------------------------
Operating Loss                                   (436,990)          (25,841)           (471,231)           (12,131)
                                            ===============================       ================================

Note: This proforma statement of operations excludes the results of Airshow, Inc. which was divested on August 9, 2002, and ICS Advent which was divested on October 31, 2001

                               Acterna Corporation
                         2Q Fiscal 2003 EPS Calculation
                                   (Unaudited)
                 Dollars in thousands, except per share amounts

Net Loss as reported                                                          $(284,321)

Special gains and charges:
Gain on Sale of Airshow, net of tax of $50,405                                  (74,902)
Gain on extinguishment of debt, net of tax of $27,852                           (50,082)
Loss on discontinued ops, net of tax of $2,187                                    2,625
Impairment of goodwill and other assets                                         388,396
Inventory Charge                                                                 14,500
                                                                              ---------
                                                                                280,537
Tax benefit from continuing operations                                          (49,342)
                                                                              ---------
Net loss excluding special gains and charges and excluding tax benefit on       (53,126)
   loss from continuing operations
Weighted Average Number of Common Shares                                        192,248
Net loss per common share                                                     $   (1.48)
Net loss per common share excluding special gains and charges and
   excluding tax benefit on loss from continuing operations                   $   (0.28)

                               Acterna Corporation
            Pro Forma Sales for Continuing Operations by Product Area
                                   (Unaudited)

Dollars in Millions

                                         Three Months Ended                               Six Months Ended
                                   September 30     September 30        %           September 30     September 30        %
                                       2002             2001         Change             2002             2001         Change
Optical Transport                  $       37.5     $      126.2     -70.3%         $       86.3     $      257.8     -66.5%
Cable Networks                             19.5             19.8      -1.2%                 39.9             44.7     -10.7%
Access Networks                            21.2             26.8     -21.0%                 38.3             68.9     -44.4%
Data/IP, Wireless, and Other               47.2             71.1     -33.5%                 97.1            149.1     -34.9%
  Communications Networks
                                   -----------------------------                    -----------------------------
  Total Communications Test               125.4            243.9     -48.6%                261.6            520.5     -49.7%
da Vinci                                    5.8              7.2     -19.2%                 11.8             15.2     -22.3%
Itronix                                    32.7             33.9      -3.5%                 60.9             70.4     -13.6%
                                   -----------------------------                    -----------------------------
Total Acterna Corporation          $      163.9     $      285.0     -42.5%         $      334.3     $      606.1     -44.8%
                                   =============================                    =============================

Note: Excludes the results of ICS Advent which was sold in October 2001, and Airshow which was sold in August 2002.